UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2005

AMERICAN STANDARD COMPANIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11415	13-3465896

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (732) 980-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
ITEM 2.06. MATERIAL IMPAIRMENTS
SIGNATURES

ITEM 2.05.   COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

As part of continuing efforts to rationalize its manufacturing capabilities and respond to changing market conditions, the Company announced on February 15, 2005, its decision to seek a buyer for its Rockingham, NC manufacturing facility and to close the facility by the end of the third quarter of 2005, if no suitable buyer is found. The Rockingham plant, with approximately 125 employees, manufactures high-performance custom air-handling systems and packaged equipment rooms that are custom-designed and custom-built for complex commercial, industrial and institutional applications. The Company estimates the amount of the charge associated with this decision to be no more than approximately $13 million before tax. The charge is principally comprised of asset impairments, and likely will be reflected over more than one quarter, with all costs to be incurred by the third quarter of 2005.

ITEM 2.06.   MATERIAL IMPAIRMENTS

The information set forth in Item 2.05 of this Form 8-K is incorporated by reference into this Item 2.06.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN STANDARD COMPANIES INC.

	By:	/s/ RICHARD S. PARADISE

	Name:	Richard S. Paradise
	Title:	Vice President and Controller

DATE: February 22, 2005